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                                 EXHIBIT (10.27)

                                AMENDMENT NO. ONE
                                     TO THE
                         TANDY BRANDS ACCESSORIES, INC.
                             STOCK PURCHASE PROGRAM

      This AMENDMENT NO. ONE TO THE TANDY BRANDS ACCESSORIES, INC. STOCK PURCHASE PROGRAM (the "Amendment") is made this ____ day of ____________, 1995, by Tandy Brands Accessories, Inc. (the "Company"). The Amendment is to be effective as of July 1, 1995.

      WHEREAS, the Company maintains the Tandy Brands Accessories, Inc. Stock Purchase Program (the "Program") for certain employees of the Company and its participating affiliates;

      WHEREAS, the Company desires to amend the Program in certain respects to clarify participation in the Program by employees of H. A. Sheldon Ltd. ("H. A. Sheldon"), a Canadian subsidiary of the Company; and

      WHEREAS, the Board of Directors of the Company is authorized to amend the Program pursuant to Article XVI-A of the Program.

      NOW, THEREFORE, the Program is hereby amended in the following respects only:

      (1) Article II-B-2-c is hereby amended by the addition of the following sentence:

            "Provided, however, with respect to employees of H. A. Sheldon, this requirement shall not apply.

      (2) Article II-B is hereby amended by the addition of the following sentence:

            "With respect to Article II-B-1-b and B-2-b, an employee's employment with H. A. Sheldon shall count as employment with the Company for purposes of the continuous employment requirement."

      (3)   Article II-C-3 is hereby amended and restated as follows:

                        "3. His/her acknowledgment and consent to pay the taxes
            resulting from the Company Contribution during the taxable year in which the Company Contribution is made, in accordance with any applicable statutes or regulations concerning taxation."

      (4) Article III is hereby amended by the addition of the following paragraph:

                  "C. Special Catch-up Contribution for Certain Employees of H.
            A. Sheldon. Notwithstanding any other provision of the Program, employees of H. A. Sheldon who begin participating in the Program during September 1995 shall be given a special election to make a catch-up contribution to the Program for July and August 1995 to the extent such employees were employed by H. A. Sheldon during such months. H. A. Sheldon employees who are eligible for this catch-up contribution may elect to make such contribution by completing the special catch-up contribution section of the payroll deduction authorization form provided by the Company. The payroll deductions necessary for an employee's special catch-up contribution shall be made during the pay period following the date on which the payroll authorization is received by the appropriate payroll department. Thereafter, an H. A. Sheldon's employee's payroll deductions shall be as designated by such employee in accordance with Article III-A and as may be changed in accordance with Article III-B."


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      (5)   Article IV-A-3 is hereby amended by the addition of the following sentence:

            "Provided, however, with respect to employees of H. A. Sheldon, the Stock Price shall be the purchase price of the Stock on the Purchase Date described in the second paragraph of Article VI-A."

      (6) Article VI-A is hereby amended by the addition of the following paragraph:

                  "Notwithstanding the preceding paragraph, with respect to
            employees of H. A. Sheldon, any Stock required for the purposes of the Program shall be purchased on the open market. The Employee Payroll Deductions and the Company Contributions transferred to the Program for each H. A. Sheldon's Participant account shall be used to purchase the maximum possible number of whole shares of Stock for the account of such Participant. Such Stock shall be purchased in the name of the H. A. Sheldon Participant and shall be held by the Company as custodian until distribution to the H. A. Sheldon Participant. The purchase of Stock in the name of an H. A. Sheldon Participant shall be made on the first trading day of each calendar month (or as soon after such day as practicable) following the month in which the Employee Payroll Deductions and Company Contributions are made ("Purchase Date"). The Stock Price for such purchases shall be the price at which the Stock is purchased on such Purchase Date. To the extent funds remain in an H. A. Sheldon's Participant account after the purchase of Stock, such funds shall be carried forward in the Participant's account until the next Purchase Date, at which time such funds shall be used along with additions to the Participant's account to purchase additional Stock."

      (7) Article VII-C-2 is hereby amended by the addition of the following sentence:

            "With respect to any funds that remain in an H. A. Sheldon Participant's account after the end of each Holding Period, the Company may either (i) carry such funds forward in the Participant's account, with such funds to be used at the next Purchase Date, or
            (ii) distribute such funds to the H. A. Sheldon Participant as soon as practicable after the end of the Holding Period."

      (8) Article VIII-C is hereby amended by the addition of the following paragraph:

                        "4. Notwithstanding any other provision of this Article
            VIII-C to the contrary, with respect to H. A. Sheldon Participants, the withdrawals and payments under this Article VIII shall be made by distributing the Stock and funds, if any, in the Participant's account to the H. A. Sheldon Participant. Such distribution shall be made as soon as administratively practicable following the Participant's entitlement to a withdrawal or payment under this
            Article VIII."

      (9) Article XIV-D-6 is hereby amended by the addition of the following sentence:

            "Provided, however, with respect to employees of H. A. Sheldon, Stock transactions under the Program by the Company shall be made on the open market."

      (10) Article XVII is hereby amended by the addition of the following sentence:

            "Except as otherwise provided herein, any question concerning or with respect to the validity, construction, interpretation, administration and effect of the Program, and of its rules and regulations, and the rights of any or all persons having or claiming to have an interest therein or thereunder, shall be governed exclusively and solely in accordance with the laws of the State of Texas."


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      (11) Article XVIII is hereby amended by the amendment and restatement of the definition of "Stock Price" as follows:

    "'Stock Price' is defined in Article IV. Provided, however, with respect to employees of H. A. Sheldon, 'Stock Price' is defined in Article VI-A."

      IN WITNESS WHEREOF, this Amendment No. One is adopted this ______ day of _______________, 1995, to be effective as of July 1, 1995.

                                      TANDY BRANDS ACCESSORIES, INC.



                                      By:
                                         ---------------------------------------

                                           Title:
                                                 -------------------------------


ATTEST:

Secretary


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